UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2010

CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On March 19, 2010, CPI Corp. (“CPI”) participated in an auction for the assets of Kiddie Kandids, LLC (“Kiddie Kandids”).  Kiddie Kandids is a chapter 7 debtor under Case No. 10-20334 brought before the United States Bankruptcy Court for the District of Utah (the “Bankruptcy Court”).  At the conclusion of the auction, CPI was declared the successful bidder for substantially all of Kiddie Kandids personal property and real property assets with a proposed aggregate purchase price of approximately $2.6 million.  The proposed sale of Kiddie Kandids' assets to CPI remains subject to the approval of the Bankruptcy Court.  The Bankruptcy Court has scheduled the final hearing on the sale motion for March 30, 2010.

Prior to its filing bankruptcy, Kiddie Kandids operated 184 studios in the United States, which included 134 in Babies “R” Us stores and 50 stores located in malls.  Kiddie Kandids generated sales of approximately $59.5 million in its fiscal year ended December 26, 2009.  Upon entry of a final non-appealable order confirming the sale of Kiddie Kandids’ assets, CPI intends to resume operations in all of the Babies "R" Us stores and at certain mall locations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/Jane E. Nelson
Jane E. Nelson
Secretary and General Counsel

Dated:  March 25, 2010